SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 22, 2008

AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION II	AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION III LLC	AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION IV LLC
(as Originators of the American Express Credit Account Master Trust)
(Exact name of registrant as specified in its charter)
on behalf of
American Express Credit Account Master Trust

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3854638 (I.R.S. Employer Identification Number)	333-130508-03 (Commission File Number)	Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-0942395 (I.R.S. Employer Identification Number)	333-130508 (Commission File Number)	Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-0942445 (I.R.S. Employer Identification Number)	333-130508-02 (Commission File Number)

200 Vesey Street, Room 138 Mail Stop 01-31-12 New York, New York 10285 (212) 640-2000	4315 South 2700 West, Room 1900 Mail Stop 02-01-50 Salt Lake City, Utah 84184 (801) 945-2550	4315 South 2700 West, Room 1900 Mail Stop 02-01-56 Salt Lake City, Utah 84184 (801) 945-2068
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of each Registrant’s Principal Executive Offices)

N/A (Former Name or Former Address, if Changed Since Last Report)	N/A (Former Name or Former Address, if Changed Since Last Report)	N/A (Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.	On February 22, 2008, American Express Credit Account Master Trust supplemented its Pooling and Servicing Agreement, dated as of May 16, 1996, as amended and restated as of January 1, 2006, as amended from time to time, with its Series 2008-2 Supplement, dated as of February 22, 2008. The Series Supplement is attached hereto as Exhibit 4.1.

On February 22, 2008 American Express Credit Account Master Trust issued its $1,200,000,000 Class A Floating Rate Asset Backed Certificates, Series 2008-2 and $75,001,000 Class B Floating Rate Asset Backed Certificates, Series 2008-2 (the “Certificates”).

Item 9.01.	Exhibits.
The following are filed as Exhibits to this Report under Exhibit 4.

Exhibit 4.1	Series 2008-2 Supplement, dated as of February 22, 2008, supplementing the Pooling and Servicing Agreement, dated as of May 16, 1996, as amended and restated as of January 1, 2006, as amended from time to time (incorporated herein by reference to Exhibit 4.1 to Registration No. 333-130508).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

American Express Receivables Financing
Corporation II,
as originator of the Trust and Co-Registrant and
as Transferor on behalf of the Trust as Co-
Registrant

By:	/s/ Maureen Ryan
Name:	Maureen Ryan
Title:	President

American Express Receivables Financing
Corporation III LLC,
as originator of the Trust and Co-Registrant and
as Transferor on behalf of the Trust as Co-
Registrant

By:	/s/ Catherine M. Hogan
Name:	Catherine M. Hogan
Title:	President

American Express Receivables Financing
Corporation IV LLC,
as originator of the Trust and Co-Registrant and
as Transferor on behalf of the Trust as Co-
Registrant

By:	/s/ Robert Radle
Name:	Robert Radle
Title:	President

EXHIBIT INDEX

Exhibit	Description

Exhibit 4.1	Series 2008-2 Supplement, dated as of February 22, 2008, supplementing the Pooling and Servicing Agreement, dated as of May 16, 1996, as amended and restated as of January 1, 2006, as amended from time to time (incorporated herein by reference to Exhibit 4.1 to Registration No. 333-130508).